EXHIBIT 10.1
OMNIBUS AMENDMENT
     This OMNIBUS AMENDMENT (this “Amendment”), dated as of March 14, 2008, is entered into by and between SILICON MOUNTAIN HOLDINGS, INC., a Colorado corporation (the “Parent”), SILICON MOUNTAIN MEMORY, INCORPORATED, a Colorado corporation (“SMH”), VCI SYSTEMS, INC. a Colorado corporation (“VCI” and together with Parent and SMH, the “Companies” and, each a “Company”) LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”), VALENS OFFSHORE SPV I, LTD., a Cayman Islands company (“Valens Offshore”), VALENS U.S. SPV I, LLC, a Delaware limited liability company (“Valens U.S.”) and PSOURCE STRUCTURED DEBT LIMITED, a Guernsey company (“Psource” and together with Laurus, Valens Offshore, and Valens U.S., the “Holders” and each a “Holder”) for the purpose of amending certain terms of (i) that certain Secured Revolving Note, dated as of September 25, 2006 issued by the Company to Laurus in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) (as amended, restated, modified and/or supplemented from time to time, the “Revolving Note”); (ii) that certain Amended and Restated Secured Convertible Term Note, dated as of September 25, 2006, and amended and restated as of August 28, 2007, issued by the Company to Laurus in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (as amended and restated, further amended, restated, modified and/or supplemented from time to time, the “Convertible Term Note”), a portion of which was subsequently assigned to Valens Offshore and Valens U.S.; (iii) the Secured Term Note, dated as of September 25, 2006 issued by the Company to Laurus in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (as amended, restated, modified and/or supplemented from time to time, the “Term Note” and together with the Revolving Note and Convertible Term Note, the “Notes”), a portion which was subsequently assigned to Valens Offshore, Valens U.S. and PSource. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in each of the respective Notes and the Security and Purchase Agreement dated September 25, 2006 by and between the Companies and Laurus, as applicable (as amended, modified or supplemented from time to time, the “Security Agreement” and, together with the Ancillary Agreements (including, without limitation, the Notes), each as may be amended, modified or supplemented from time to time, the “Documents”).
     WHEREAS, the Company and Holders, as applicable have agreed to make certain changes to the Notes as set forth herein.
     NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AMENDMENTS TO THE REVOLVING NOTE
     1. Section 1.1 of the Revolving Note is hereby amended by (a) deleting the first sentence appearing therein in its entirety and inserting the following new sentence in lieu thereof:
“(a) Subject to Sections 2.2 and 3.10, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime

Rate”), plus (i) during the period commencing on the initial issuance date of this Note through and including March 31, 2008, two percent (2%) and (ii) on and after April 1, 2008, five percent (5%) (collectively, the “Contract Rate”).”
     ; and (b) inserting the following clauses (b) and (c) immediately following the last sentence of said Section 1.1 of the Revolving Note:
“(b) Payment of Interest in Common Stock and/or Cash. Subject to the restrictions set forth in clause (c) of this Section 1.1, the Companies may elect in respect of the interest payment due on any given scheduled payment date (each such date, an “Interest Payment Date”) to make such payment in cash or Common Stock, or a combination of both; provided that, notwithstanding the foregoing, no more than that portion of the interest payment due on any Interest Payment Date attributable to three percent (3%) of the then applicable Contract Rate may be paid by way of issuance by the Parent of its Common Stock (each, a “Permitted Common Stock Interest Amount”). The Parent shall give irrevocable written notice to each Holder of its election in respect of the Permitted Common Stock Interest Amount then due on a given Interest Payment Date (each, an “Interest Payment Election Notice”), which notice shall be received by each Holder no later than three (3) business days prior to such Interest Payment Date (the date of such notice being hereinafter referred to as the “Interest Payment Notice Date”). If such Interest Payment Election Notice is not delivered within the prescribed period set-forth in the preceding sentence, then the payment of the Permitted Common Stock Interest Amount shall be made, together with the remainder of the interest payment then due, entirely in cash on or prior to the applicable Interest Payment Date. If the Permitted Common Stock Interest Amount (or a portion of such Permitted Common Stock Interest Amount if not all of the Permitted Common Stock Interest Amount) is elected by the Parent pursuant to a duly delivered Interest Payment Election Notice (subject to the volume restrictions set forth in clause (c) of Section 1.1 below to be paid in shares of Common Stock), the number of such shares to be issued by the Parent to each Holder on such Interest Payment Date shall be the number determined by dividing (x) all or the portion of the Permitted Common Stock Interest Amount converted into shares of Common Stock, by (y) the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for ten (10) trading days immediately prior to the applicable Interest Payment Date. Common Stock issued in repayment of all or a portion of a Permitted Common Stock Interest Amount shall be issued and delivered to each Holder on or prior to the Interest Payment Date on which repayment of such Permitted Common Stock Interest Amount is due.”
“(c) Conversion Limitation. Notwithstanding anything herein to the contrary, in no event shall the Companies be entitled to issue Common Stock to any Holder in respect of the Permitted Common Stock Interest Amount if such issuance would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such conversion, the Holder and its Affiliates beneficially own more than 9.99% of the then outstanding shares of Common Stock). As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such sentence. For any reason at any time, upon written or oral request of the Holder, the Parent shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding as of any given date.”
     2. (a) The Company has requested and Laurus has agreed to exercise its discretion and to make a Loan to the Company in excess of the Formula Amount in an aggregate principal amount of $300,000 (the “Overadvance”), the terms which are outlined in the Overadvance Letter dated as of the date hereof by and among the Companies and Laurus. The Parent hereby agrees that it shall, on the date hereof, issue a warrant (the “Additional Warrant”) to Laurus to purchase 105,000 shares of the common stock of the Parent with an exercise price of $0.01 per share, such Additional Warrant to be in the form and substance acceptable to Laurus in its sole discretion.
     (b) Laurus and the Parent hereto agree that the fair market value of the Additional Warrant (as reasonably determined by the parties) received in consideration of the Overadvance is hereby designated as interest and, accordingly, shall be treated, on a pro rata basis, as a reduction of the remaining stated principal amount (which reduced principal amount shall be treated as the issue price) of the Revolving Note for U.S. federal income tax purposes under and pursuant to Treasury Regulation Sections 1.1001-3(e)(2)(iii), 1.1273-2(g)(2)(ii) and 1.1274-2(b)(1). The parties further agree to file all applicable tax returns in accordance with such characterization and shall not take a position on any tax return or in any judicial or administrative proceeding that is inconsistent with such characterization. Notwithstanding the foregoing, nothing contained in this paragraph shall or shall be deemed to modify or impair in any manner whatsoever each Company’s obligations from time to time owing to the Holders under the Documents.
AMENDMENTS TO THE CONVERTIBLE TERM NOTE
     3. Section 1.1 of the Convertible Note is hereby amended by (a) deleting the first sentence appearing therein in its entirety and inserting the following new sentence in lieu thereof:
“(a) Subject to Sections 4.2 and 5.10, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus (i) during the period commencing on the initial issuance date of this Note through and including March 31, 2008, three percent (3%) and (ii) on and after April 1, 2008, five percent (5%) (collectively, the “Contract Rate”).”
     ; and (b) inserting the following clauses (b) immediately following the last sentence of said Section 1.1 of the Convertible Note:

“(b) Payment of Interest in Common Stock and/or Cash. Subject to the restrictions set forth in Sections 2.1 and 3.2 of this Note, the Companies may elect in respect of the interest payment due on any Amortization Date (as defined below) to make such payment in cash or Common Stock, or a combination of both; provided that, notwithstanding the foregoing, no more than that portion of the interest payment due on any Interest Payment Date attributable to two percent (2%) of the then applicable Contract Rate may be paid by way of issuance by the Parent of its Common Stock (each, a “Permitted Common Stock Interest Amount”). The Parent shall give irrevocable written notice to each Holder of its election in respect of the Permitted Common Stock Interest Amount then due on a given Amortization Date (each, an “Interest Payment Election Notice”), which notice shall be received by each Holder no later than three (3) business days prior to such Amortization Date (the date of such notice being hereinafter referred to as the “Interest Payment Notice Date”). If such Interest Payment Election Notice is not delivered within the prescribed period set-forth in the preceding sentence, then the payment of the Permitted Common Stock Interest Amount shall be made, together with the remainder of the interest payment then due, entirely in cash on or prior to the applicable Amortization Date. If the Permitted Common Stock Interest Amount (or a portion of such Permitted Common Stock Interest Amount if not all of the Permitted Common Stock Interest Amount) is elected by the Parent pursuant to a duly delivered Interest Payment Election Notice (subject to the volume restrictions set forth in Section 2.1 and 3.2 below to be paid in shares of Common Stock), the number of such shares to be issued by the Parent to each Holder on such Amortization Date shall be the number determined by dividing (x) all or the portion of the Permitted Common Stock Interest Amount converted into shares of Common Stock, by (y) the lesser of (i) the applicable Fixed Conversion Price and (ii) the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for ten (10) trading days immediately prior to the applicable Amortization Date. Common Stock issued in repayment of all or a portion of a Permitted Common Stock Interest Amount shall be issued and delivered to each Holder on or prior to that Amortization Date on which repayment of such Permitted Common Stock Interest Amount is due.”
     4. Section 3.1 of the Convertible Note is hereby amended by deleting the last sentence appearing therein in its entirety and inserting the following new sentence in lieu thereof:
“For purposes of this Note, subject to Section 3.6 hereof, the initial “Fixed Conversion Price” means (x) with respect to the first $200,000 of the Principal Amount converted hereunder on or after March 14, 2007, $1.00 and (y) all other amounts converted hereunder, subject to Section 1.1(b), $ 3.69.”
     5. (a) Each Company and each Holder of the Convertible Note hereby agree that $25,000 of the Principal Amount portion of the Monthly Amount due on each Amortization Date occurring in the months of August 2008, September 2008, October 2008, November 2008 and December 2008 is hereby deferred until the Maturity Date. Notwithstanding the foregoing, from and after the date hereof, the Monthly Amount shall otherwise be determined (and shall be due and payable) in accordance with the applicable terms of the Convertible Note after giving effect to the deferral set forth above.
     (b) The Holders hereby each agree to immediately upon effectiveness of this Amendment issue to the Companies a Notice of Conversion to convert $200,000 in the aggregate for all such Holders of the Principal Amount outstanding under the Convertible Note at the “Fixed Conversion Price” of $1.00. Upon receipt by the Holders of the Common Stock issuable in respect of the foregoing referenced conversion, the Principal Amount portion only of each Monthly Amount due under the Convertibe Note on each Amortization Date occurring in April 2008, May 2008, June 2008 and July 2008 shall be deemed to be paid and satisfied.
AMENDMENTS TO THE TERM NOTE
     6. Section 1.1 of the Term Note is hereby amended by (a) deleting the first sentence appearing therein in its entirety and inserting the following new sentence in lieu thereof:
“(a) Subject to Sections 3.2 and 4.10, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus (i) during the period commencing on the initial issuance date of this Note through and including March 31, 2008, three percent (3%) and (ii) on and after April 1, 2008, five percent (5%) (collectively, the “Contract Rate”).”
     ; and (b) inserting the following clauses (b) and (c) immediately following the last sentence of said Section 1.1 of the Term Note:
“(b) Payment of Interest in Common Stock and/or Cash. Subject to the restrictions set forth in clause (c) of this Section 1.1, the Companies may elect in respect of the interest payment due on any Amortization Date to make such payment in cash or Common Stock, or a combination of both; provided that, notwithstanding the foregoing, no more than that portion of the interest payment due on any Amortization Date attributable to two percent (2%) of the then applicable Contract Rate may be paid by way of issuance by the Parent of its Common Stock (each, a “Permitted Common Stock Interest Amount”). The Parent shall give irrevocable written notice to each Holder of its election in respect of the Permitted Common Stock Interest Amount then due on a given Amortization Date (each, an “Interest Payment Election Notice”), which notice shall be received by each Holder no later than three (3) business days prior to such Interest Payment Date (the date of such notice being hereinafter referred to as the “Interest Payment Notice Date”). If such Interest Payment Election Notice is not delivered within the prescribed period set-forth in the preceding sentence, then the payment of the Permitted Common Stock Interest Amount shall be made, together with the remainder of the interest payment then due, entirely in cash on or prior to the applicable Interest Payment Date. If the Permitted Common Stock Interest Amount (or a portion of such Permitted Common Stock Interest Amount if not all of the Permitted Common Stock Interest Amount) is elected by the

Parent pursuant to a duly delivered Interest Payment Election Notice (subject to the volume restrictions set forth in clause (c) of Section 1.1 below to be paid in shares of Common Stock), the number of such shares to be issued by the Parent to each Holder on such Amortization Date shall be the number determined by dividing (x) all or the portion of the Permitted Common Stock Interest Amount converted into shares of Common Stock, by (y) the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for ten (10) trading days immediately prior to the applicable Amortization Date. Common Stock issued in repayment of all or a portion of a Permitted Common Stock Interest Amount shall be issued and delivered to each Holder on or prior to that Amortization Date on which repayment of such Permitted Common Stock Interest Amount is due.”
“(c) Conversion Limitation. Notwithstanding anything herein to the contrary, in no event shall the Companies be entitled to issue Common Stock to any Holder in respect of the Permitted Common Stock Interest Amount if such issuance would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such conversion, the Holder and its Affiliates beneficially own more than 9.99% of the then outstanding shares of Common Stock). As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such sentence. For any reason at any time, upon written or oral request of the Holder, the Parent shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding as of any given date.”
     7. Each Company and each Holder of the Term Note hereby agree that (i) the Principal Amount portion of the Monthly Amount due on each Amortization Date occurring in the months of April 2008, May 2008, June 2008 and July 2008 is hereby deferred until the Maturity Date, and (ii) $25,000 of the Principal Amount portion of the Monthly Amount due on each Amortization Date occurring in the months of August 2008, September 2008, October 2008, November 2008 and December 2008 is hereby deferred until the Maturity Date. Notwithstanding the foregoing, from and after the date hereof, the Monthly Amount shall otherwise be determined (and shall be due and payable) in accordance with the applicable terms of the Term Note after giving effect to the respective deferrals set forth above, as applicable.
     8. (a) The Companies have requested, and the Holders of the Term Note have agreed to, the amendments set forth in Section 5 and 6 above, and in consideration thereof, the Parent hereby agrees that it shall, by no later than March 17, 2008, issue a warrant to each Holder (each, a “Further Additional Warrant”) to purchase (i) in respect of Laurus, 101 shares of the Common Stock of the Parent, (ii) in respect of Valens Offshore, 8,636 shares of the Common Stock of the Parent with an exercise price of $0.01 per share, (iii) in respect of Valens U.S., 5,587 shares of the Common Stock of the Parent and (iv) in respect of PSource, 55,677 shares of the Common Stock of the Parent. Each Further Additional Warrant shall have an exercise price of $0.01 and otherwise be in the form and substance acceptable to the respective Holder thereof in its sole discretion.
     (b) (i) Laurus and the Parent hereto agree that the fair market value of the Further Additional Warrant (as reasonably determined by the parties) received by Laurus in consideration of the amendments herein made by Laurus hereunder is hereby designated as interest and, accordingly, shall be treated, on a pro rata basis, as a reduction of the remaining stated principal amount (which reduced principal amount shall be treated as the issue price) of the Term Note for U.S. federal income tax purposes under and pursuant to Treasury Regulation Sections 1.1001-3(e)(2)(iii), 1.1273-2(g)(2)(ii) and 1.1274-2(b)(1). PSource and the Parent hereto agree that the fair market value of the Further Additional Warrant (as reasonably determined by the parties) received by PSource in consideration of the amendments herein made by PSource hereunder shall be treated for U.S. federal income tax purposes as a payment of additional interest. Laurus, PSource and the Parent further agree to file all applicable tax returns in accordance with the characterizations set forth above and shall not take a position on any tax return or in any judicial or administrative proceeding that is inconsistent with such characterization. Notwithstanding the foregoing, nothing contained in this paragraph shall or shall be deemed to modify or impair in any manner whatsoever each Company’s obligations from time to time owing to the Holders under the Documents.
MISCELLANEOUS
9.	Each Company hereby covenants and agrees with the Holders as follows:

(i)	The Parent shall have completed its relocation to the facility located at to (the “New Facility”) by no later than May 31, 2008;

(ii)	the Parent shall have obtained and delivered to the Holders on or prior to March 25, 2008, a duly executed landlord wavier for the benefit of the Holders and their administrative and collateral agent, LV Administrative Services, Inc. (the “Agent”), in form and substance satisfactory to the Agent, with respect to the New Facility; and

(iii)	the Parent shall have provided to the Holders by no later than the close of business on March 14, 2008, evidence reasonably satisfactory to the Holders demonstrating that the Parent has received no less than $300,000 of additional equity contributions from parties and on terms reasonably acceptable to the Holders.
     10. The Companies hereby acknowledge and agree that no grace period shall be applicable for failure to comply with any of the covenants set forth in Section 9 above, and upon any such failure by the Companies to comply with any such covenants, an Event of Default (as defined in the Security Agreement) shall immediately arise.

     11. The amendments set forth above shall be effective as of the date first above written (the “Amendment Effective Date”) on the date when each Company and each Holder shall have executed and each Company shall have delivered to the Holders its respective counterpart to this Amendment.
     12. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Documents, and all of the other related forms, and the terms and provisions of the Documents and other related forms shall remain in full force and effect.
     13. From and after the date first written above, all references to the Documents shall be deemed to be references to the Documents as modified hereby.
     14. The Parent understands that it has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. It is the Parent’s determination that this Amendment is material. The Parent agrees to file an 8-K within 4 business days following the date hereof and in the form otherwise prescribed by the SEC.
     15. Each Company hereby represents and warrants to the Holders that other than as contemplated by this Amendment (i) no Event of Default (as defined in the Security Agreement) exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by each Company under the Documents are true, correct and complete, and (iii) on the date hereof, each Company’s and its respective Subsidiaries’ covenant requirements have been met under the Documents. The Parent hereby represents and warrants that it has the requisite power and authority to (i) issue the shares of Common Stock issuable upon conversion of the Permitted Common Stock Interest Amount (as defined in each of the Revolving Note, Convertible Note and Term Note) and (ii) issue the Additional Warrant and each Further Additional Warrant and the shares of Common Stock issuable upon exercise of such warrants.
     16. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.
[Signature Page Follows]

     IN WITNESS WHEREOF, each Company and each Holder has caused this Amendment to be signed in its name effective as of this 14th day of March 2008.

SILICON MOUNTAIN HOLDINGS, INC.

By:

Name: Rudolph (Tré) A. Cates III
Title: President and Chief Executive Officer

SILICON MOUNTAIN MEMORY, INCORPORATED

By:

Name: Rudolph (Tré) A. Cates III
Title: President and Chief Executive Officer

VCI SYSTEMS, INC.

By:

Name: Rudolph (Tré) A. Cates III
Title: President and Chief Executive Officer

LAURUS MASTER FUND, LTD. By: Laurus Capital Management, LLC, its investment manager

By:

Name:
Title:

VALENS OFFSHORE SPV I, LTD.
By: Valens Capital Management, LLC, its investment manager

By:

Name:
Title:

VALENS U.S. SPV I, LLC.
By: Valens Capital Management, LLC, its investment manager

By:

Name:
Title:

PSOURCE STRUCTURED DEBT LIMITED
By: Laurus Capital Management, LLC, its investment manager

By:

Name:
Title: